AGREEMENT TO TERMINATE THE ADMINSTRATIVE SERVICES AGREEMENT
BY AND BETWEEN SENSATA INVESTMENT COMPANY, S.C.A. AND SENSATA TECHNOLOGIES HOLDING N.V.

The undersigned:
Sensata Investment Company S.C.A., a company duly incorporated and existing under the laws of Luxembourg, having its corporate seat in Luxembourg and having its offices at 9a Parc d’Activite Syrdall, L-5365 Munsbach, Luxembourg (hereinafter referred to as “Provider”), and
Sensata Technologies Holding N.V., a company duly incorporated and existing under the laws of the Netherlands, having its corporate seat in Almelo and having its offices at Kolthofsingel 8,7602 EM Almelo, the Netherlands (hereinafter referred to as “Recipient”),

WHEREAS, the Provider and the Recipient (collectively the “Parties”) entered into the Administrative Services Agreement (“Agreement”) with an effective date of 1 January 2008.
WHEREAS, the Parties mutually agree to terminate the Agreement.
NOW, THEREFORE, the Parties do terminate the Agreement by mutual consent effective immediately.
Section 1. The Parties hereby terminate the Agreement by mutual consent effective immediately. Each of the Parties waives any notice period in Section 2.2 of the Agreement.
Section 2. Each of the Parties will provide for its own services and bear its own expenses of such services going forward.
Section 3. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

IN WITNESS WHEREOF the parties have executed this Agreement on 10 May 2013.

Sensata Investment Company S.C.A.		Sensata Technologies Holding N.V.

By:	/s/ Ailbhe Jennings	By:	/s/ Martha Sullivan
Name:	Ailbhe Jennings	Name:	Martha Sullivan
Title:	Director	Title:	Chief Executive Officer